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Encompass Health Corporation
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Media Contact:
Hillary Carnel 205 970-5912
hillary.carnel@encompasshealth.com

Investor Relations Contact:
Crissy Carlisle 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health announces change of location for Annual Meeting of Stockholders to be held on May 6, 2020

BIRMINGHAM, Ala., April 10, 2020 - Encompass Health Corp. (NYSE: EHC) today announced its 2020 Annual Meeting of Stockholders will now be conducted exclusively online by remote communication. This decision was made in light of the public health concerns over the novel coronavirus (COVID-19) outbreak, the various state and local government-recommended and required limits on public gatherings, and the desire to protect the health and safety of stockholders and employees.

The previously announced date and time of the 2020 Annual Meeting (Wednesday, May 6, 2020 at 10:30 a.m. CT) will not change. Stockholders will not be able to attend the 2020 Annual Meeting in person but will be able to attend the meeting, as well as vote and ask questions during the meeting, through the online virtual format.

The new virtual-only meeting location will be at www.virtualshareholdermeeting.com/EHC2020 which link will become active on the day of the 2020 Annual Meeting. If you plan to attend the meeting, please check https://investor.encompasshealth.com for updates prior to the meeting date. Stockholders are encouraged to log into the meeting 15 minutes in advance of the scheduled 10:30 a.m. CT meeting time.

Stockholders of record at the close of business on March 9, 2020, whether attending the 2020 Annual Meeting or not, are encouraged to vote their shares prior to the 2020 Annual Meeting at www.proxyvote.com or by phone or mail using the instructions provided with the proxy materials. Stockholders attending the 2020 Annual Meeting will have the opportunity to submit questions during the virtual event using the directions provided on the virtual meeting website. All stockholders will need a control number to access the www.proxyvote.com website and to vote or ask questions at the 2020 Annual Meeting. That 16-digit control number can be found on the proxy card, voting instruction form or notice regarding the availability of proxy materials delivered to stockholders.

About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 134 hospitals, 245 home health locations, and 83 hospice locations in 37 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum. Encompass Health is ranked as one of Fortune’s 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter and Facebook.